Exhibit 16.1

PricewaterhouseCoopers LLP
350 South Grand Avenue
Los Angeles, CA 90071-3405
Telephone:	(213) 356 6000
Facsimile	(813) 637 4444

April 16, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

Commissioners:

We have read the statements made by IHOP Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company’s Form 8-K report dated April 12, 2004.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP